SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 18, 1999


                               AVATEX CORPORATION
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                    DELAWARE
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                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


               1-8549                                   25-1425889
      ------------------------            ------------------------------------
      (COMMISSION FILE NUMBER)            (I.R.S. EMPLOYER IDENTIFICATION NO.)



      5910 N. CENTRAL EXPRESSWAY, SUITE #1780                       75206
      DALLAS, TEXAS
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      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)



                                  214-365-7450
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




                                Page 1 of 5 Pages
                            Exhibit Index on Page 5

Item 5.  Other Events

      On June 18, 1999, Avatex Corporation, a Delaware corporation ("Avatex"), the owner of all of the outstanding shares of common stock of Xetava Corporation, a Delaware corporation ("Xetava"), and Xetava entered into an Amended and Restated Agreement and Plan of Merger (the "Amended Merger Agreement"). The Amended Merger Agreement amends and restates the Agreement and Plan of Merger between Avatex and Xetava dated April 9, 1998. Under the Amended Merger Agreement, and subject to the terms and conditions set forth therein, Xetava will merge with and into Avatex (the "Merger") and, as described more fully below, holders of existing Avatex common stock ("Existing Common Stock") will receive new common stock of Avatex, par value $.01 per share ("New Common Stock"). Holders of existing Avatex preferred stock will receive New Common Stock or such stockholders may in lieu thereof elect to receive a combination of cash, secured notes, warrants and other consideration.

      Under the Amended Merger Agreement, and subject to the terms and conditions set forth therein, each share of Existing Common Stock will be converted into one share of New Common Stock. Each share of existing Avatex First Series preferred stock will be converted into 9.134 shares of New Common Stock or, at the election of the holder, (1) $3.7408 in cash, (2) $8.340 principal amount of 6.75% notes (the "Notes") to be issued by Avatex Funding, Inc. ("AFI"), a new wholly-owned subsidiary of Avatex, (3) warrants ("Warrants") to purchase 0.67456 shares of New Common Stock, and (4) a deferred contingent right to receive 16% of an amount equal to 20% of any net recovery that Avatex may receive in certain litigation brought by Avatex against McKesson Corporation and a number of large pharmaceutical manufacturers ("Net Recovery"), divided by the number of outstanding shares of First Series preferred stock. Each share of existing Avatex Series A preferred stock will be converted into 7.253 shares of New Common Stock or, at the election of the holder, (1) $2.9705 in cash, (2) $6.623 principal amount of Notes, (3) Warrants to purchase 0.53567 shares of New Common Stock, and (4) a deferred contingent right to receive 84% of an amount equal to 20% of any Net Recovery, divided by the number of outstanding shares of Series A preferred stock. The maximum amount of any payments on the deferred contingent rights that could be made to holders of the First Series and Series A preferred stock is $7.5 million.

      AFI will be a new Avatex subsidiary whose purpose will be to issue the Notes in connection with the Merger and to own 3,571,533 shares of common stock of Phar-Mor, Inc. ("Phar-Mor"), which are now owned by Avatex and will be transferred to AFI and pledged to secure the Notes. The principal of the Notes will be due three years from issuance, and interest will accrue on the Notes at the rate of 6.75% per year and will be payable semi-annually in cash. Avatex will guarantee the Notes. The Warrants will be exercisable at the price of $2.25 per share of New Common Stock for a five year term beginning three months after the closing of the Merger.


                               Page 2 of 5 Pages

      Avatex has also entered into settlement, stockholder and voting agreements with the preferred stockholder plaintiffs in three Delaware lawsuits pending against Avatex, Xetava and certain of the Avatex directors. Under a Stipulation of Settlement entered into by and among Avatex and the plaintiffs in the class action lawsuits brought on behalf of all holders of existing Avatex preferred stock and the plaintiff in the non-class action lawsuit, subject to court approval and effective upon the closing of the Merger, the lawsuits will be settled in consideration for the new terms of the Amended Merger Agreement and Avatex will pay the plaintiffs' attorneys' fees up to $1.1 million. Under a Voting Agreement with one of the named plaintiffs in one of the class action lawsuits, the plaintiff has agreed to vote in favor of the Merger and to waive any appraisal rights in connection with the Merger. Such plaintiff will also receive $300,000 in exchange for a ten year standstill agreement with Avatex, a general release of liability (subject to certain specified exceptions) as to Avatex and its directors and other consideration. Under a Stockholders' Agreement with Elliott Associates, L.P. ("Elliott"), the plaintiff in the non-class action lawsuit, and Mr. Moses Marx, Elliott, Mr. Marx and their respective affiliates and associated companies have agreed to vote in favor of the Merger, to waive any appraisal rights in connection with the Merger, and to elect to receive the cash, the Notes, the Warrants and other consideration upon consummation of the Merger. Avatex will also pay Elliott, Mr. Marx and their respective affiliates and associated companies $600,000 in exchange for a ten year standstill agreement with Avatex, a general release of liability as to Avatex and its directors and other consideration.

      In addition, Avatex has been advised that Elliott, Mr. Marx and their respective affiliates and associated companies have entered into a Stock Purchase Agreement with Phar-Mor, Inc. ("Phar-Mor"), which is 38%-owned by Avatex. Subject to the consummation of the Merger, Phar-Mor has agreed to purchase approximately 2.8 million shares of Existing Common Stock from Elliott, Mr. Marx and their respective affiliates and associated companies for $2.00 per share, with the closing to occur simultaneously with the closing of the Merger. Elliott, Mr. Marx and their respective affiliates and associated companies have granted a proxy to Phar-Mor to vote their shares of Existing Common Stock in favor of the Merger.

      The Amended Merger Agreement has been approved by the board of directors of Avatex, which believes that the Merger and related transactions is fair to and in the best interests of Avatex and its stockholders.

      Consummation of the Merger is conditioned upon, among other requirements,
(i) approval of the transaction by the holders of a majority of the outstanding shares of Existing Common Stock and two-thirds of each series of existing Avatex preferred stock, voting separately as a class, (ii) effectiveness of a registration statement to be filed with the Securities and Exchange Commission with respect to the New Common Stock, the Notes and the Warrants; and (iii) dismissal of the three Delaware lawsuits and the approval of the settlement by the Delaware Court of Chancery.


                               Page 3 of 5 Pages

      Reference is hereby made to the Amended Merger Agreement dated June 18, 1999, and the Press Release, issued June 18, 1999, issued by Avatex, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c)   Exhibits

      2-A Amended and Restated Agreement and Plan of Merger, dated June 18, 1999, among Avatex and Xetava.

      10-A Stockholders' Agreement, dated June 18, 1999, by and among Avatex, Elliott Associates, L.P., Westgate International, L.P., Martley International, Inc., Moses Marx, Momar Corporation and United Equities Commodities Company.

      10-B Voting Agreement, dated June 18, 1999, by and among Avatex, Mark S. Zucker, Anvil Investment Partners, L.P. and Anvil Investors, Inc.


      99    Press Release dated June 18, 1999, issued by Avatex.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                AVATEX CORPORATION
                                                (Registrant)

                                                By: /s/ Robert H. Stone
                                                    ---------------------------
                                                    Robert H. Stone
                                                    Vice President and
                                                    General Counsel



                               Page 4 of 5 Pages

                                  EXHIBIT INDEX


      Exhibit No.                         Description
      -----------                         -----------

          2 Amended and Restated Agreement and Plan of Merger, dated June 18, 1999, among Avatex and Xetava.

          10-A Stockholders' Agreement, dated June 18, 1999, by and among Avatex, Elliott Associates, L.P., Westgate International, L.P., Martley International, Inc., Moses Marx, Momar Corporation and United Equities Commodities Company.

          10-B Voting Agreement, dated June 18, 1999, by and among Avatex, Mark S. Zucker, Anvil Investment Partners, L.P. and Anvil Investors, Inc.

          99        Press Release dated June 18, 1999, issued by Avatex.





                               Page 5 of 5 Pages